EX-10.ii.d
4

                                                     GRG, INC.

                                            Performance Stock Agreement


         This Performance Stock Agreement (the "Agreement"), effective as of October 1, 1999, is made by and between Global Resources Group, Inc., a Nevada corporation (the "Company"), and Kenneth W. Craig hereinafter referred to as the "Grantee".

         WHEREAS, THE Company wishes to grant shares of the Company's common stock to the Grantee pursuant to the terms of the Company's Stock Performance Plan (the "Plan") and subject to certain conditions established by the Company's Board of Directors;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                                     ARTICLE I
                                                  GRANT OF STOCK

Section 1.1 - Grant of Stock

                  In consideration of service to the Company and for other good and valuable consideration, the Company grants to the Grantee 1,560,000 shares of the Company's common stock which equates to an initial value of $1,560 based upon a $0.001 par value (the "Performance Shares") in accordance with, and subject to, the terms and conditions of the Plan, and subject to the conditions described below. The Grantee's rights with respect to the Performance Shares shall be governed by the terms herein.

Section 1.2 - Adjustments in Number of Shares

         In the event that the shares of the Company's common stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of Performance Shares will be equitably adjusted to retain the same percentage of ownership.


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                                                    ARTICLE II


Section 2.1 - Resale to Company

         The Grantee agrees to sell back to the Company any Performance Shares which have not had the Performance Condition Legend removed prior to expiration of this agreement or upon termination for cause shall be sold back to the Company for par value.

Section 2.2 - Performance Condition

         It shall be a condition to removal of the Performance Condition Legend from the Performance Shares that one share shall have said legend removed for each two dollars of gross profit produced by the Company between this date and September 30, 2002. Gross profit is defined as defined by G.A.A.P.

Section 2.3 - Issuance of Stock Certificates

         A  certificate   representing   the  Granted  Shares  shall  be  issued
immediately. Said common stock shall have legends indicating the restrictive nature of Rule 144 and the Performance Condition of the Plan.

Section 2.4 - Dividend Rights

         If a cash dividend is declared on shares of the Company's common stock, the Company will pay the dividend to the Grantee as the holder of the stock.

Section 2.5 - Voting Rights

         The Grantee will be allowed to exercise voting rights with respect to those Performance Shares.

Section 2.6 - Change of Control

         If the Company agrees to sell all or substantially all of its assets or agrees to any merger, reorganization, or other corporate transaction in which its common stock is converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of the Performance Shares, all such Performance Shares shall have the Performance Condition Legend removed. In the event of a Change in Control, this Agreement shall remain in full force and effect with respect to the Performance Shares under the Plan. Furthermore, the Board of Directors has the right to take different actions with respect to different Grantees or different groups of Grantees as the Board deems appropriate under the circumstances.



                                                    ARTICLE III
                                                   MISCELLANEOUS

Section 3.1 - Administration

         The Board of Directors shall have the power to interpret this Agreement and to adopt such rules for administration, interpretation and application of the Agreement as are consistent with the Plan and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon the Grantee, the Company and all interested persons. No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or any similar agreement to which the Company is a party.

Section 3.2 - Notices

         Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Grantee shall be addressed to the address given beneath the Grantee's signature below. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of his/her status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

Section 3.3 - Titles

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.4 - Disposition

         At the request of Grantee and upon receipt of any of the Performance Shares after satisfaction of all conditions to the Grant, the Company shall remove the Performance Condition Legend and reissue the stock free of said legend.

Section 3.5 - Counterparts

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one
(1) agreement.



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         IN WITNESS  WHEREOF,  this Agreement has been executed and delivered by the parties as of the date first written above.

GRG, INC.



By:      O. Howard Davidsmeyer, Jr.
O. Howard Davidsmeyer, Jr.
Chairman of the Board


GRANTEE



Ken Craig
Ken Craig
Chief Executive Officer
612 Downs Ave.
Temple Terrace, FL 33617


GRGL35.1

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